                                                                    EXHIBIT 10.5


                     --------------------------------------


                                 LEASE AGREEMENT


                                 BY AND BETWEEN


                           DESTA TWO PARTNERSHIP, LTD.


                                  AS LANDLORD,


                                       AND


                              WESTECH CAPITAL CORP.



                                    AS TENANT

                     --------------------------------------

                                TABLE OF CONTENTS

ARTICLE I - LEASED PREMISES..............................................................................1
         Section 1.01      Leased Premises...............................................................1
         Section 1.02      Lease Grant...................................................................1
         Section 1.03      Building Core and Shell.......................................................2

ARTICLE II - LEASE TERM..................................................................................2
         Section 2.01      Lease Term....................................................................2
         Section 2.02      Holding Over..................................................................3

ARTICLE III - RENT.......................................................................................3
         Section 3.01      Minimum Rent..................................................................3
         Section 3.02      Additional Rent...............................................................3
         Section 3.03      Rent Payments.................................................................8


ARTICLE IV - UTILITIES AND SERVICES......................................................................8
         Section 4.01      Services to be Provided.......................................................8
         Section 4.02      Additional Services..........................................................10
         Section 4.03      Tenant's Obligations.........................................................10
         Section 4.04      Service Interruptions........................................................10

ARTICLE V - USE AND OCCUPANCY...........................................................................11
         Section 5.01      Use and Occupancy............................................................11
         Section 5.02      Rules and Regulations........................................................13
         Section 5.03      Quiet Enjoyment..............................................................13

ARTICLE VI - REPAIRS, MAINTENANCE AND ALTERATIONS.......................................................13
         Section 6.01      Repair and Maintenance by Tenant.............................................13
         Section 6.02      Alterations and Additions by Tenant..........................................14
         Section 6.03      Mechanics' Liens - Tenant's Obligations......................................15
         Section 6.04      Maintenance and Repair by Landlord...........................................15

ARTICLE VII - INSURANCE, FIRE AND CASUALTY..............................................................16
         Section 7.01      Tenant's Insurance...........................................................16
         Section 7.02      Landlord's Insurance.........................................................16
         Section 7.03      Fire or Other Casualty.......................................................17
         Section 7.04      Waiver of Subrogation........................................................18

ARTICLE VIII - CONDEMNATION.............................................................................18

ARTICLE IX - INDEMNIFICATIONS AND WAIVER................................................................19
         Section 9.01      Limitations on Liability of Landlord: Waiver.................................19
         Section 9.02      Tenant's Indemnification of Landlord; Assumption; Employees'Claims...........20
         Section 9.03      Landlord's Indemnification of Tenant.........................................21
         Section 9.04      No Implied Waiver............................................................21
         Section 9.05      Waiver by Tenant.............................................................21
         Section 9.06      Hazardous Materials..........................................................22

ARTICLE X - ASSIGNMENT AND SUBLETTING...................................................................23
         Section 10.01  No Assignment or Subletting Without Consent.....................................23

ARTICLE XI - DEFAULT....................................................................................24
         Section 11.01     Default......................................................................24
         Section 11.02     Landlord's Lien..............................................................27
         Section 11.03     Mitigation of Damages........................................................28

ARTICLE XII - MISCELLANEOUS PROVISIONS..................................................................29
         Section 12.01     Rights Reserved by Landlord..................................................29
         Section 12.02     Taxes on Tenant's Property...................................................31
         Section 12.03     Attorneys' Fees and Legal Expenses...........................................32
         Section 12.04     Subordination................................................................33
         Section 12.05     Estoppel Certificates........................................................33
         Section 12.06     Financial Statements.........................................................34
         Section 12.07     Notices......................................................................34
         Section 12.08     Business Purpose.............................................................34
         Section 12.09     Severability.................................................................34
         Section 12.10     No Merger....................................................................35
         Section 12.11     Force Majeure................................................................35
         Section 12.12     Gender.......................................................................35
         Section 12.13     Joint and Several Liability..................................................35
         Section 12.14     No Representations...........................................................35
         Section 12.15     Entire Agreement; Amendments.................................................36
         Section 12.16     Section Headings.............................................................36
         Section 12.17     Binding Effect...............................................................36
         Section 12.18     Counterparts.................................................................36
         Section 12.19     Rental Tax...................................................................36
         Section 12.20     No Personal Liability of Landlord............................................37
         Section 12.21     Authority to Sign Lease......................................................37
         Section 12.22     Execution and Approval of Lease..............................................37

ARTICLE XIII - ADDITIONAL AGREEMENTS....................................................................37

ARTICLE XIV - EXHIBITS AND ATTACHMENTS..................................................................38

                              BASIC LEASE PROVISIONS

LANDLORD:                     Desta Two Partnership, Ltd., a Texas limited
                              partnership

LANDLORD'S ADDRESS:           6 Desta Drive, Suite 6500
                              Midland, Texas  79705
                              Attn: Mr. L. Paul Latham
                              Telephone No. (915) 6888-3212
                              Fax No. (915) 688-3247

                              WITH COPY TO:
                              Desta Two Partnership, Ltd.
                              2600 Via Fortuna, Suite 140
                              Austin, Texas  78746
                              Attn: Mr. Rod Arend
                              Telephone No. (512) 306-9093
                              Fax No. (512) 306-9112

TENANT:                       Westech Capital Corp., a New York Corporation

TENANT'S ADDRESS:             PRIOR TO THE COMMENCEMENT DATE:
                              1250 Capital of Texas Highway S. #500
                              Austin, Texas 78746
                              Telephone No.    (512) 306-5225
                              Fax No. (512) 306-1528

                              AFTER THE COMMENCEMENT DATE:
                              2700 Via Fortuna, Suite 400
                              Austin, Texas 78746
                              Telephone No. (512)
                                                 ---------------
                              Fax No. (512)
                                           ----------------

                              with copy to:
                              Christian & Smith
                              2302 Fannin #500
                              Houston, Texas 77002
                              Attn: James W. Christian
                              Telephone No. (713)659-7617
                              Fax No. (713)659-7641

BUILDING:                     The land described on Exhibit A attached
                              hereto, together with all improvements now or hereafter constructed thereon, including the office building and related parking garage locally known or to be known as Terrace II, 2700 Via Fortuna, Austin, Texas
                              78746.

LEASED PREMISES:              Suite 400 on the fourth (4th) floor of the
                              Building, which is generally depicted on the floor plan which is attached hereto as Exhibit B. As more fully set forth in Section 1.01, the Rentable
                              Area of the Leased Premises includes not only the useable floor area of the Leased Premises, but also, an allocation of a portion of the Common
                              Area of the Building. For the purposes of this Lease the Leased Premises shall comprise 24,963 square feet of Rentable Area. Tenant shall also have the use of ancillary areas common for use of all Tenants of the Building.

TOTAL BUILDING AREA:          114,635 square feet of Rentable Area.

MINIMUM RENT:                 Beginning on the Commencement Date, Minimum Rent
                              under this Lease will be payable during the applicable months of the Lease Term specified in the "Lease Months" column hereinbelow, at an annual rate determined by multiplying the applicable dollar amounts set out in the "Annual
                              Rate" column hereinbelow by the number of square feet of Rentable Area in the Leased Premises. The
                              Minimum Rent will be payable in monthly
                              installments in the amounts set out in the "Monthly Installments" column hereinbelow.

       Lease Months             Annual Rate        Monthly Installments
-------------------------- --------------------- ------------------------
          1 - 2                    - 0 -                  - 0 -
-------------------------- --------------------- ------------------------
  3 (March 1,2000) - 60           $17.50              $36,404.38$
-------------------------- --------------------- ------------------------
         61 - 87                  $18.50              $38,488.63$
-------------------------- --------------------- ------------------------

RENT: The Minimum Rent, Additional Rent (hereinafter defined), and all other amounts payable by Tenant to Landlord under this Lease.

TENANT'S PERCENTAGE:          21.78%

EFFECTIVE DATE:               September 30, 1999.

COMMENCEMENT DATE:            As defined in Section 2.01 of the lease which is
                              projected to be December 15, 1999.

LEASE TERM:                   Eighty-seven (87) months, commencing on the
                              Commencement Date and subject to the option to extend set forth on Exhibit H.

BUILDING STANDARD HOURS:      7:00 A.M. to 7:00 P.M. on each Monday through
                              Friday (excluding  Building Holidays) and 8:00
                              A.M. to 5:00 P.M. on each Saturday (excluding
                              Building Holidays).

BUILDING HOLIDAYS:            New Years Day, Memorial Day, Independence Day,
                              Labor Day, Thanksgiving Day and Christmas Day.

LANDLORD'S BROKER:            Colliers Oxford Commercial, Inc.
                              1500 Nations Bank Tower
                              515 Congress Avenue
                              Austin, Texas 78701

TENANT'S BROKER:              R. K. Neblett Interests
                              2121 Sage Road #350
                              Houston, Texas 77056

PARKING: Tenant shall be entitled to no more than one hundred eleven (111) parking spaces at no cost to Tenant during the term of this Lease, of which fifteen (15) are reserved spaces the location of which is shown on Exhibit B-1 attached hereto.

PERMITTED USE:                General office, including but not limited to,
                              facilities for brokerage services (including a trading floor) and associated ancillary uses.

The Basic Lease Provisions set forth hereinabove are hereby incorporated into and made a part of the Lease Agreement which is attached hereto (the "Lease"). Each reference in the Lease to any of the provisions or definitions set forth in these Basic Lease Provisions shall mean and refer to the provisions and definitions hereinabove set forth and shall be used in conjunction with the provisions of the Lease. In the event of any direct conflict between these Basic Lease Provision and the Lease, these Basic Lease Provisions shall control; provided, however, that those provisions in the Lease (including all exhibits and attachments thereto) which expressly require an adjustment or modification to any of the matters set forth in these Basic Lease Provisions shall supersede the adjusted or modified provisions of these Basic Lease Provisions.

EXECUTED by the undersigned in multiple originals as of the Effective Date set out hereinabove.

LANDLORD:                   DESTA TWO PARTNERSHIP, LTD.,
                            a Texas limited partnership


                            By:      DESTA TWO MANAGEMENT CORP.,
                                     a Texas corporation, its General Partner

                            By:
                                     L. Paul Latham, President

TENANT:
                            WESTECH CAPITAL CORP.,
                            a New York Corporation

                            By:   /s/ JAY W. VAN ERT
                               -----------------------------------------------

                            Name: Jay W. Van Ert
                                  --------------------------------------------

                            Title: President
                                   -------------------------------------------

                                 LEASE AGREEMENT


     This Lease Agreement ("Lease") is entered into as of the Effective Date specified in the Basic Lease Provisions by and between Landlord and Tenant. The Basic Lease Provisions attached hereto and the defined terms set out therein are hereby incorporated herein by reference.

                           ARTICLE I - LEASED PREMISES

Section 1.01   Leased Premises

     (a) The Leased Premises are depicted generally on Exhibit B and are or will be bounded by the inside surface of the window wall(s) and the centerline of walls separating the Leased Premises from areas leased to or held for lease to other tenants or from Common Areas as described herein. No deduction from usable area will be made for columns or projections necessary to the Building or for special stairs, elevators or other vertical penetrations which are for the specific use of Tenant.

     (b) The term "Rentable Area", as used herein with respect to the Leased Premises, refers to the sum of (i) the usable floor area of the Leased Premises, estimated to be 23,863 plus (ii) Tenant's share of all common use: corridors, lobbies, elevator foyers, restrooms, as well as all mechanical and electrical rooms, janitor's closets and other similar facilities of the Building (such areas being herein referred to as "Common Areas"). "Rentable Area" as used herein with respect to the Building, includes all space occupied or to be occupied by Tenants, together with the Common Areas. Upon the completion of construction of improvements to the Leased Premises, useable floor area of the Leased Premises, but not the Common Area, may be re-measured at the request of either party. The cost of re-measurement shall be borne by the party requesting re-measurement. If it is determined that the useable floor area of the Leased Premises varies from the estimate set forth above, then the Rentable Area of the Leased Premises will be appropriately adjusted. If neither party requests a re-measurement within thirty (30) days after the Commencement Date, then it will be presumed for all purposes under this Lease that the information in the Basic Lease Provisions with respect to the number of square feet of Rentable Area in the Leased Premises is correct, and such number will be a stipulated number which will be utilized for all relevant purposes under this Lease.

Section 1.02   Lease Grant

     For the consideration and subject to the terms, provisions and conditions set out below, Landlord lets and leases to Tenant and Tenant leases from Landlord the Leased Premises and the right to use all areas commonly held for use by tenants of the Building and located on the Land described on Exhibit A.

Section 1.03   Building Core and Shell

     Landlord will provide the improvements which are listed and described on Exhibit C which is attached hereto and incorporated herein by reference (the "Building Core and Shell"). If improvements are to be constructed by Landlord within the Leased Premises, then all of Landlord's agreements with respect thereto are set forth in a tenant work letter which is attached to this Lease (the "Tenant Work Letter").

                             ARTICLE II - LEASE TERM

Section 2.01   Lease Term

     (a) Subject to and upon the terms and conditions set forth in the Lease, or in any exhibit attached hereto, the primary term of this Lease shall commence on the earlier of (i) the Completion Date or (ii) the date Tenant occupies all or part of the Leased Premises, (such earlier date being the "Commencement Date") and shall expire on the last day of the eighty-seventh (87th) month after the Commencement Date. The "Lease Term" of this Lease shall be the primary term specified in this
          Section 2.01, as renewed or otherwise extended or earlier terminated pursuant to the terms and provisions set forth herein.

     (b) As used herein, "Completion Date" means the date Tenant's leasehold improvements are Substantially Completed (as defined below). If the Commencement Date is other than the first day of a calendar month, the Lease Term will be extended and will be calculated as if the Commencement Date were the first day of the next full calendar month and the Rent hereunder will be prorated for the first partial month.

     (c) The Leased Premises shall be deemed Substantially Completed when: (i) Landlord's architect has certified to Tenant the Leased Premises are complete with all the improvements identified in the Tenant Work Letter and change orders, if any, completed in accordance with Tenant's plans and specifications (except for minor "punch list" items, which must be completed by Landlord within thirty (30) days after Tenant's submission of such "punch list" to Landlord); and (ii) Landlord has delivered to Tenant a copy of a Temporary Certificate of Occupancy for the Leased Premises approving the work and lawfully permitting Tenant's intended uses (as such term is defined below) of the Leased Premises. Tenant's agents shall have reasonable access to the Leased Premises on a rent-free basis to make any installations of telephone systems, equipment, fixtures and furnishings; provided, however, if Tenant's agents cause the date of Substantial Completion to be after March 1, 2000, then for each day of such delay after March 1, 2000, Tenant shall be obligated to pay one day's Minimum Rent to Landlord for each day of delay.

     (d) By its execution of the Lease, Landlord hereby consents to Tenant's plans and specifications for initial improvements, copies of which, initialed and dated by Landlord and Tenant, are in the possession of both parties (the "Plans").

     (e) After the Completion Date, Landlord and Tenant shall promptly, upon the request of either of them, execute and deliver to each other an agreement setting forth the Commencement and Expiration Dates.

Section 2.02    Holding Over

     Should Tenant hold the Leased Premises after termination of this Lease, by lapse of time, default, or otherwise, such holding over shall be construed as a tenancy at sufferance only, and Tenant shall pay in advance, as Rent, for each day of such holding, a per diem amount equal to 1/30 of one hundred fifty percent (150%) of the Rent payable for the last month of the Lease Term. No receipt of money by Landlord from Tenant after termination of this Lease shall reinstate or extend this Lease, or affect any prior notice given by Landlord to Tenant, and no extension shall be valid unless in writing, signed by Landlord and Tenant. The foregoing shall not be construed as Landlord's consent for any such holding over, and Landlord reserves the right to proceed against Tenant for any damages caused thereby.

                               ARTICLE III - RENT

Section 3.01    Minimum Rent

     Tenant shall pay the Minimum Rent to Landlord in monthly installments in advance on or before the first day of each calendar month during the Lease Term beginning on the later of (i) sixty (60) days after the date of Substantial Completion or (ii) March 1, 2000, subject to any Landlord delay as defined in the Tenant Work Letter.

Section 3.02    Additional Rent

     (a) For purposes of this Lease "Operating Expenses" means all of Landlord's reasonable costs and expenses paid or incurred in owning, operating, managing and maintaining the Building for a particular calendar year or portion thereof, including by way of illustration but not limitation: (i) all taxes, assessments and governmental charges of any kind and nature whatsoever levied or assessed against the Building, excluding penalties, interest and attorney's fees assessed due to non-payment; (ii) any and all assessments levied by the planned unit development owner's association; (iii) all normal and customary premiums for any and all insurance maintained in connection with the ownership, operation, maintenance, and/or management of the Building (including but not limited to property and liability coverage); (iv) water, sewer, electrical and other utility charges (but excluding any of such items paid separately by other Tenants of the Building); (v) service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system;
          (vi) cleaning and other janitorial services; (vii) tools and supplies;
          (viii) repair costs to the Building that are not capitalized; (ix) landscape installation and maintenance costs (other than original installation); (x) security services; (xi) license, permit and inspection fees other than that required for Tenant's interior improvements; (xii) reasonable management fees which are earned relating exclusively to management functions for the Building; (xiii) wages and related benefits payable to employees who render services to or for the benefit of the Building or tenants of the Building; (xiv) legal and accounting fees; (xv) trash removal; (xvi) garage maintenance and operating costs; (xvii) the cost of electrical surveys (xviii) costs associated with building amenities; (xviv) capital improvements costing less than five thousand dollars ($5,000) and, in general, all other costs and expenses which would generally be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not to exceed five (5) years employing Generally Accepted Accounting Principals. Also included in Operating Expenses is the cost of any capital improvement made to the Building by Landlord after the date of this Lease that is required under governmental law or regulation not applicable to the Building at the time the Building was constructed, amortized employing Generally Accepted Accounting Principals together with an amount equal to interest at the rate of ten (10) percent per annum on the unamortized balance.

          All references in this Section 3.02(a) to Operating Expenses mean actual Operating Expenses; provided, however, for any calendar year or partial calendar year in which the rentable area of the Building is not one hundred percent (100%) occupied with all tenants in occupancy and paying full rent, variable Operating Expenses for that period shall be calculated in a manner, and in the amount, that would have been incurred had the Building been one hundred percent (100%) occupied with all tenants in occupancy and paying full rent the result of which is Tenant not being assessed in excess of Tenant's Percentage. Notwithstanding anything to the contrary in the preceding sentence, in no event will Landlord bill tenants of the Building, or collect from tenants of the Building, amounts for reimbursement of Operating Expenses which exceed, in the aggregate, after all adjustments to correct and conform any estimated billings to actual expenses, the actual amount of Operating Expenses incurred by Landlord in any calendar year.

          If Landlord installs any device, improvement or equipment which will improve the operating efficiency of any system within the Building (e.g. solar collectors) or reduce Operating Expenses, or any device or equipment that is required to be installed by any government or governmental agency having authority to order that it be installed, then Landlord may add to the Operating Expenses each year during the useful life of the installed device, improvement, or equipment (as the useful life is determined by Landlord) an amount equal to the annual amortization of the cost of the installed device, improvement, or equipment, calculated in accordance with

          Generally Accepted Accounting Principals but in no event more than the actual cost saved as a result of the installation thereof.

     (b) Operating Costs shall not include costs for (i) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (ii) interest, amortization or other payments on loans to Landlord; (iii) leasing commissions; (iv) legal or accounting expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes); (v) renovating or otherwise improving space for occupants of the Building or vacant space in the Building other than Common Areas; (vi) the costs incurred by Landlord to bring the Building, the Land or any equipment maintained therein in compliance with laws, ordinances, rules, regulations, requirements, directives, guidelines and orders in effect and applicable to the Building as of the date of this Lease; (vii) the cost of any services or materials supplied to other tenants and not to Tenant; (viii) the cost of any services or materials for which Landlord receives reimbursement or payment from other sources; (ix) depreciation on the Building; (x) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (xi) repairs, alternations, additions, improvements, replacements made to rectify or correct any defect in the original design, materials or workmanship of Building or Common Areas other than repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear; (xii) damage and repairs attributable to fire or other casualty;
          (xiii) damage and repairs necessitated by the negligence or willful misconduct of Landlord, Landlord's employees, contractors or agents;
          (xiv) executive salaries or salaries of service personnel to the extent that such the services of such persons do not relate to the management, operation, repair or maintenance of the Building; (xv) Landlord's general overhead expenses not related to the Building;
          (xvi) costs including permit, license and inspection fees incurred in renovating or otherwise improving, decorating or painting or altering space for tenants or other occupants or of vacant space (excluding Common Areas) in the Building; (xvii) costs incurred due to a violation by Landlord or any other tenant of the Building of the terms and conditions of a lease; and (xviii) cost of any service provided to Tenant or other occupants of the Building for which Landlord is reimbursed has received reimbursement from another source.

          For the purposes of calculating Tenant's obligation for the payment of Additional Rent under this Article, if any tenants of the Building are billed separately for any category of Operating Expense (e.g., separately metered utilities) the amount of the separately billed Operating Expenses will not be included in Operating Expenses. For any category of Operating Expense for which one or more tenants of the Building make(s) separate payments, Tenant's Percentage will be adjusted for that category of Operating Expense by excluding from the denominator thereof the Rentable Area of all tenants making separate payments with respect to such category.

          Further, with regards to all operating expenses, Landlord shall, at its sole cost and expense: (a) competitively bid all services, the charges for which are passed to Tenant under the definition of Operating Expenses (so that the result of the same is services or items provided at comparable prices for like buildings); (b) contest unreasonable increases in ad valorem taxes, assessments, utilities, or the like; (c) see that, with respect to all accounting and related treatment decisions, Generally Accepted Accounting Principles are used; and (d) cause any company related to Landlord to render such service at competitive prices comparable to like services for like buildings.

     (c) In addition to the Minimum Rent, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year, or partial calendar year, during the Lease Term, an amount equal to Tenant's Percentage of the Operating Expenses for the calendar year or portion of the calendar year; provided, however, Tenant shall not be required to pay Additional Rent during the period of time of abatement of Minimum Rent as set forth in paragraph 3.01; nor shall Tenant be required to pay Additional Rent in excess of $8.00 per rentable square foot for the calendar year 2000.

     (d) Landlord shall estimate Tenant's Additional Rent for each subsequent calendar year, and give written notice thereof to Tenant as soon as reasonably possible. For each calendar year (or partial calendar year) Tenant shall pay to Landlord each month, at the same time the Minimum Rent is due, an amount equal to one-twelfth (1/12) of the estimated annual Additional Rent due provided that Landlord agrees that in calendar year 2002 and subsequent calendar years Operating Expenses which may be controlled by Landlord shall not increase more than six percent (6%) in any one (1) calendar year. For these purposes, Operating Expenses over which Landlord has no control shall include, but not be limited to (i) taxes, assessments and governmental charges or impositions of any kind or nature whatsoever; (ii) premiums for any and all property, casualty, worker's compensation and/or other insurance maintained in connection with the ownership, operation, maintenance or management of the Building; or (iii) impositions, charges or fees of whatever kind or nature for water, sewer, gas, electric or other utilities. For any year during which Additional Rent is due for less than the entire calendar year, Tenant shall pay to Landlord each calendar month during such year, one-twelfth of the estimated Additional Rent that would have been due if Additional Rent had been due throughout that calendar year.

     (e) If Operating Expenses increase during a calendar year, Landlord may revise the estimated Additional Rent during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of that calendar year, an additional amount equal to the amount of the increase in the estimated Additional Rent divided by the number of months remaining in the year.

     (f) Within one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as figures are reasonably available, Landlord shall prepare and deliver to Tenant a statement showing Tenant's actual Additional Rent for that calendar year. Within thirty
          (30) days after receipt of each statement, Tenant shall pay to Landlord, or Landlord shall credit against the next Additional Rent payment or payments due from Tenant, as the case may be, the difference between Tenant's actual Additional Rent for the preceding calendar year and the estimated Additional Rent paid by Tenant during the year. If Tenant is owed money after the termination of this Lease, Landlord shall pay such overpayment to Tenant within thirty (30) days.

     (g) Tenant will have the right, for a period of two (2) years after the expiration of any calendar year (but not thereafter) to audit Landlord's books, at Tenant's cost and expense, to verify the Operating Expenses for such calendar year. If Tenant does not request an audit within two (2) years after the expiration of any particular calendar year, then Tenant will be deemed to have waived any right it may have to an adjustment to Tenant's Percentage of any Operating Expenses for such calendar year.

     (h) Tenant's right to verify Operating Expenses shall be subject to the following limitations and conditions: (i) Tenant shall have no right to verify Operating Expenses if Tenant has committed a monetary Event of Default or if an event has occurred which, with the giving of notice, the passage of time, or both, would constitute a monetary Event of Default on the part of Tenant (ii) Tenant shall have provided Landlord with timely written notice of its desire to verify Operating Expenses and specified a date for such verification not less than fourteen (14) nor more than thirty (30) from the delivery of the notice to Landlord; (iii) such review or verification shall take place in Landlord's offices in Austin, Texas; and (iv) Tenant and any third party auditor, reviewer, attorney or accountant employed by Tenant shall execute and deliver to Landlord a confidentiality agreement acceptable to Landlord and which shall include, among other terms, the agreement of Tenant and such third party not to disclose to any other person the existence of the review, the results of the review and the agreement of any third party not to solicit or conduct verifications or reviews on the part of any other tenant of the Building or the Project.

     (i) In the event Landlord and Tenant are unable to agree on the appropriate resolution of any dispute relating to Operating Expenses, the sole and exclusive remedy of Tenant shall be to submit the appropriate determination of Operating Expenses to binding arbitration in Travis County, Texas in accordance with the rules of the American Arbitration Association for commercial disputes. In the event Landlord and Tenant can not agree on a panel of arbiters within ten (10) days after either party notifies the other of its election to submit the matter to arbitration, then Landlord and Tenant shall each appoint an arbitrator and the two arbitrators selected shall appoint the third. All arbitrators selected or appointed for resolution of the dispute shall be unaffiliated with the parties and shall have at least ten (10) years experience in commercial real estate leasing in Travis County, Texas as either an attorney or a licensed real estate broker. The arbitration panel shall render a decision within ninety (90) days of appointment.

     (j) If (i) an arbitration panel determines, or (ii) Landlord agrees that Tenant's audit results in a finding that Tenant was overcharged in an amount in excess of five percent (5%) of the actual costs incurred by Landlord for the Operating Expenses, then in such event, Landlord shall reimburse Tenant for the reasonable costs of the audit, as well as refund the overpayment plus interest at the rate of ten percent (10%) per year. Landlord agrees to make such payment within thirty
          (30) days.

Section 3.03    Rent Payments

     (a) All Rent is payable by Tenant at the times and in the amounts specified in this Lease in legal tender of the United States of America to Landlord at Landlord's management office in the Building, or to any other person or at any other address as Landlord may from time to time designate by notice to Tenant.

     (b) Rent is payable by Tenant without notice, demand, abatement, deduction, or set-off except as expressly specified in this Lease. Tenant's obligation to pay Rent is independent of any obligation of Landlord under this Lease. If any installment of Rent is not paid within ten (10) days after it is due, Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of the delinquent installment of Rent when it pays the delinquent installment. In addition, if Tenant fails to pay any Rent when the same is due (and which represents amounts not already specified as bearing interest under other provisions of this Lease) then Tenant shall also pay to Landlord interest on the unpaid Rent from the due date until the date paid at the highest rate lawfully permitted to be contracted for, charged or received pursuant to a written contract under applicable federal or state law (whichever is higher) or such lower rate as may be assessed by Landlord (the "Interest Rate").

                       ARTICLE IV - UTILITIES AND SERVICES

Section 4.01    Services to be Provided

     Provided Tenant is not in default hereunder, Landlord shall furnish or cause to be furnished to the Leased Premises, the utilities and services described below, subject to the conditions and in accordance with the standards set forth herein:

     (a) Landlord shall provide not less than one (1) automatic elevator service to the Leased Premises twenty-four (24) hours per day, seven
          (7) days per week.

     (b) During Building Standard Hours, Landlord agrees to ventilate the Leased Premises and furnish heat or air conditioning, at such temperatures and in such amounts as is necessary and appropriate for the comfortable occupancy of the Leased Premises, reasonably consistent with the standards of "Class A" office buildings in Austin, Texas. Landlord's obligations to provide heating and air conditioning are subject to any governmental requirements or standards relating to, among other things, energy conservation. Upon reasonable request (in both time and manner) from Tenant, Landlord shall make available at Tenant's expense heat or air conditioning at times other than Building Standard Hours. The minimum charge and the hourly rate for the use of after hours heat or air conditioning shall be determined from time to time by Landlord and confirmed in writing to Tenant. Until further notice is given by Landlord to Tenant, the hourly rate for such after hours heart or air conditioning shall be Eight Dollars ($8.00) per hour for one-half hour service or Sixteen Dollars ($16.00) per hour for full hour service. Such charge shall not exceed Landlord's costs to provide such service.

     (c)  Electric lighting for the Common Areas of the Building.

     (d) Toilet facilities and hot and cold water for lavatory purposes (at temperatures prescribed by applicable law).

     (e) Replacement, as necessary, of all lamps and ballasts in the H Building Standard light fixtures within the Leased Premises and Common Areas.

     (f)  Window washing of exterior windows not less than once each year.

     (g) Professional landscaping services for all landscaped areas from time to time on the Land.

     (h) Display, throughout the Term, on all Building directories of Tenant's name and suite number. At Tenant's request, Landlord shall provide at no cost to Tenant not less than twenty percent (20%) of the space on the Building directory.

     (i) Janitorial services at times and comparable and reasonably consistent in quality to those being provided by other Class A office buildings in Austin, Texas.

     (j) Landlord shall furnish to the Leased Premises at all times, subject to interruptions beyond Landlord's control and temporary interruptions necessary or appropriate for Building maintenance or equipment installation, electricity sufficient to operate normal office lighting and equipment. Tenant shall not install or operate in the Leased Premises any electrically operated machinery or equipment which requires high electricity consumption for operation without the prior written consent of Landlord. In no event may Tenant's use of electricity exceed the capacity of the feeders to the Building or the risers or wiring installation. Electrical consumption in the Leased Premises, or in any portion of the Leased Premises in which excess electricity is consumed, may, at Landlord's option, be separately metered after written notice to Tenant. Tenant shall pay within thirty
          (30) days of invoicing
          from Landlord all costs associated with any separate metering required by Landlord, including but not limited to installation of any separate metering devices and the costs of all electrical consumption in any areas which are separately metered. The obligation of Landlord to provide or cause to be provided electricity is subject to the rules and regulations of the supplier of electricity and of any municipal or other governmental authority regulating the business of providing electricity. Landlord is not liable or responsible to Tenant for any loss, damage or expense Tenant sustains or incurs if either the quality or character of the electricity is changed or is no longer available or no longer suitable for Tenant's requirements. At any time when Landlord is furnishing electricity to the Leased Premises under this subsection, Landlord may, at its option, upon not less than thirty (30) days prior written notice to Tenant, discontinue the furnishing of electricity. If Landlord gives a notice of discontinuance, Landlord shall make all reasonably necessary arrangements with the public utility supplying the electricity to the Building with respect to connecting electrical service to the Leased Premises, but Tenant shall contract directly with the public utility with respect to supplying the electrical service.

          Notwithstanding the above, Landlord shall not be allowed to discontinue electrical service without providing (and assisting with causing Tenant to contract with) an additional electrical service. In this regard, Landlord shall allow Tenant (and the new service provider) to use all facilities reasonably necessary to install and provide such electricity.

Section 4.02      Additional Services

     Landlord may impose a reasonable charge for heating, ventilating and air conditioning provided by Landlord at any time other than the Building Standard Hours or for any use beyond what Landlord agrees to furnish or because of special electrical, cooling, and ventilating needs created by Tenant's telephone equipment, computers, and other equipment or uses.

Section 4.03      Tenant's Obligations

     Tenant shall reasonably cooperate at all times with Landlord and abide by all regulations and requirements Landlord may prescribe for the use of all utilities and services and which Landlord has notified Tenant of in writing.

Section 4.04      Service Interruptions

     (a) Landlord does not warrant that the services provided by Landlord will be free from any slow-down, interruption, or stoppage by governmental bodies, regulatory agencies, utility companies, and others supplying services or caused by the maintenance, repair, replacement, or improvement of any equipment involved in the furnishing of the services or caused by changes of services, alterations, strikes, lock-outs, labor controversies, fuel shortages, accidents, acts of God, the elements, or other causes beyond the reasonable control of Landlord. Landlord shall use due diligence to resume the service upon any slow-down, interruption, or stoppage.

     (b) No slow-down, interruption, or temporary stoppage of the services may be construed as an eviction, actual or constructive, of Tenant. If all of the services provided by Landlord are interrupted to such an extent that the Leased Premises are not usable by Tenant for a period of five
          (5) consecutive days, then Tenant, as its exclusive remedy, shall be entitled to a rental abatement to a fair and equitable extent until such services are reinstated. Except for such abatement of rent, no slowdown, interruption or temporary stoppage of the services to be provided by Landlord hereunder will in any manner or for any purpose relieve Tenant from its obligations under this Lease. Landlord is not liable for damage to persons or property, or in default under this Lease, as a result of any slow-down, interruption, or temporary stoppage. If the services provided by Landlord are interrupted to such an extent that the Leased Premises are not usable by Tenant for a period of thirty (30) consecutive days and reasonable accommodation (including all costs associated with a move) has not been made by Landlord for Tenant to continue to operate Tenant's business in an adjacent building, then Tenant may terminate this Lease and thereafter be released from all future obligations under this Lease.

                          ARTICLE V - USE AND OCCUPANCY

Section 5.01   Use and Occupancy

     (a) The Leased Premises may be used and occupied by Tenant only for general business offices, including, but not limited to, facilities for brokerage services (including a trading floor) and associated ancillary uses and for no other purpose. Tenant shall use and maintain the Leased Premises in a clean, careful, safe, and proper manner and shall comply with all laws, ordinances, orders, rules, regulations and requirements of any kind imposed by any governmental authority (state, federal, county and municipal) applicable to or having jurisdiction over the use, occupancy, operation, and maintenance of the Leased Premises and the Building, including without limitation, all applicable environmental laws and the Americans With Disabilities Act of 1990 (ADA) (those laws, ordinances, orders, rules, decisions, and regulations hereafter referred to as "Applicable Law" or "Applicable Laws"). Landlord shall comply with all applicable Laws relating to the use, condition, access to and occupancy of the Building. Landlord represents that to the best of its knowledge on the Commencement Date the Leased Premises (if planned and by Landlord's architect and constructed by a contractor selected by Landlord) and the Building shall comply with Title III of the Americans With Disabilities Act and if the Premises do not so comply, then Landlord shall cause the Premises and the Building to so comply within a reasonable time thereafter.

     (b) Tenant may not deface or injure the Leased Premises or the Building or any part thereof or overload the floors of the Leased Premises. Tenant may not commit waste or permit waste to be committed or cause or permit any nuisance on or in the Leased Premises or the Building. Tenant shall pay Landlord as Rent, after written notice and a reasonable opportunity to cure, for any damage to the Leased Premises or to any other part of the Building caused by any negligence or willful act or any misuse or abuse (whether or not the misuse or abuse results from negligence or willful acts) by Tenant or Tenant's employees.

     (c) Tenant may not use or allow the Leased Premises to be used for any purpose prohibited by any Applicable Law applicable to the Building. Tenant and each of Tenant's employees shall conduct its business and occupy the Leased Premises so as not to create any material nuisance or interfere with, annoy, or disturb any other tenants in the Building or Landlord in its management of the Building (or its occupancy of portions of the Building).

     (d) Tenant shall not erect, place, or allow to be placed any sign, symbol, advertising matter, stand, booth, or showcase in or upon the doorsteps, vestibules, halls, corridors, doors, walls, windows, or pavement of the Building visible outside the Leased Premises (except for lettering on the door or doors to the Leased Premises as allowed by the Rules and Regulations attached hereto as Exhibit D) without the prior consent of Landlord.

     (e) Tenant may not use or allow or permit the Leased Premises to be used in any way or for any purpose that:

          (1) is hazardous on account of the possibility of fire or other casualty, or hazardous substances;

          (2) increases the rate of fire or other insurance for the Building or its contents or in respect of the operation of the Building; or

          (3) renders the Building uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Texas or renders void or voidable any insurance on the Building.

          If insurance premiums are increased because of Tenant's use of the Leased Premises, then, in addition to any other remedies Landlord may have, Tenant shall pay the amount of the increase to Landlord as Rent within thirty (30) days after written notice of such increase from Landlord. If Tenant's use of the Leased Premises is modified, resulting in a reduction of the insurance premiums, Landlord agrees to then reduce the additional rent accordingly.

Section 5.02   Rules and Regulations

     Tenant and its employees, agents and licensees shall comply with the rules and regulations (as changed from time to time as hereinafter provided) attached as Exhibit D (the "Rules and Regulations"). Landlord may at any time make reasonable changes to the Rules and Regulations or promulgate other Rules and Regulations as Landlord deems advisable for the safety, care, cleanliness, or orderliness of the Building. No changes are effective until a copy of the changes is delivered to Tenant. Tenant is responsible for the compliance with the Rules and Regulations by Tenant's employees. Landlord shall use reasonable efforts to enforce compliance by all other tenants with the Rules and Regulations from time to time in effect, but Landlord is not responsible to Tenant for failure of any person to comply with the Rules and Regulations.

Section 5.03  Quiet Enjoyment

     If Tenant pays the Rent when due and timely performs all other obligations of Tenant under this Lease, then Tenant may peaceably and quietly enjoy the Leased Premises during the Lease Term without any disturbance from Landlord or from any other person claiming by, through, or under Landlord, subject to the terms of this Lease and of the deeds of trust, mortgages, ground leases, ordinances, leases, utility easements, agreements and other matters to which this Lease may be subordinate.

                ARTICLE VI - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 6.01  Repair and Maintenance by Tenant

     (a) Tenant shall keep the Leased Premises and all fixtures installed by or on behalf of Tenant in good and tenantable condition, normal wear and tear excepted. Tenant shall promptly make all necessary non-structural repairs and replacements thereto except those caused by fire or other casualty covered by Landlord's insurance on the Building, or resulting from Landlord or Landlord's employees or contractors negligence or willful misconduct, all at Tenant's expense and with the approval of Landlord. All repairs and replacements must be equal in quality to the original work, and all contractors and subcontractors performing such repairs and replacements must comply with the conditions specified in
          Section 6.02(a) hereinbelow. Without diminishing this obligation of Tenant, if Tenant fails to make any repairs and replacements within thirty (30) days after the occurrence of the damage or injury, Landlord may at its option after written notice make the repairs and replacements and Tenant shall pay Landlord on demand as Rent the costs incurred by Landlord plus an administrative fee equal to ten (10) percent of the costs.

     (b) Tenant shall pay the cost of repairs and replacements due to damage or injury to the Building or any part thereof caused by any of Tenant's employees or by any malfunction or misuse of any equipment installed by or on behalf of Tenant unless improperly installed by Landlord's contractor. This amount is payable by Tenant to Landlord as Rent within thirty (30) days after written notice from Landlord. If

          Tenant requests Landlord to perform any maintenance or repairs to the Leased Premises, over and above the services required to be performed by Landlord pursuant to Article IV, Tenant shall pay the actual cost thereof, plus an administrative fee equal to ten (10) percent of the actual cost thereof, to Landlord as Rent within thirty (30) business days after demand.

Section 6.02   Alterations and Additions by Tenant

     (a) Tenant may not make or permit any alterations, improvements or additions in or to the Leased Premises or the Building without Landlord's prior written consent, such consent not to be unreasonably withheld. All alterations, additions and improvements made to, or fixtures or other improvements placed in or upon, the Leased Premises, whether temporary or permanent in character, by either party (except only Tenant's movable trade fixtures, office furniture and equipment) are a part of the Building and are the property of Landlord when they are placed in the Leased Premises. Alterations, improvements and additions in and to the Leased Premises requested by Tenant must be made in accordance with plans and specifications approved in advance in writing by Landlord. All work must be performed at Tenant's expense either by Landlord or by contractors and subcontractors approved in advance by Landlord. If the work is not performed by Landlord, then all work performed by Tenant's contractors and subcontractors is subject to the following conditions:

          (1) Each contractor and subcontractor must deliver evidence reasonably satisfactory to Landlord that the insurance specified by Landlord is in force prior to commencing work.

          (2) Tenant shall insure that all workers are cooperative with Building personnel and comply with all Building Rules and Regulations.

          (3) Tenant must deliver to Landlord evidence that Tenant has obtained all necessary governmental permits and approvals, if any are required, for the improvements or alterations prior to starting any work.

          (4) All construction must be done in a good and workmanlike manner and is subject to approval by Landlord during and after construction, in its reasonable discretion.

          (5) Lien releases from each contractor and subcontractor must be submitted to Landlord within five days after completion of the work performed by the contractor or subcontractor.

          (6) Within thirty (30) days after completion of any improvements or alterations, Tenant, at its cost, shall deliver to Landlord two reproducible copies of "as-built" plans and specifications (1/8" scale) for each floor where alterations or improvements were made.

          (b) All alterations and improvements must comply with all Applicable Laws. If Tenant's use of the Leased Premises causes Landlord to make any alterations or improvements to the Building to comply with the provisions of ADA or any other Applicable Laws, Tenant shall reimburse Landlord for the cost of the alterations or improvements within thirty (30) days after written notice. Neither Landlord's approval of Tenant's plans and specifications for the alterations or improvements nor Landlord's acceptance of Tenant's as-built plans is a confirmation or agreement by Landlord that the improvements and alterations comply with Applicable Laws.

          (c) Within thirty (30) days after Tenant installs any telephone or data cables, whether or not in connection with an alteration or addition to the Leased Premises, Tenant, at its cost, shall deliver to Landlord two reproducible copies of "as-built" plans and specifications (1/8" scale) showing the location of the telephone and data cables.

Section 6.03   Mechanics' Liens - Tenant's Obligations

          Tenant may not cause or permit any mechanic's or materialman's lien to be placed upon Landlord's interest in the Building or the Leased Premises or any part thereof or against Landlord's interest under this Lease by any architect, contractor, subcontractor, laborer, or materialman performing any labor or furnishing any materials to Tenant for any improvement, alteration, or repair of or to the Leased Premises, the Building, or any part thereof. If any lien is filed on Landlord's interest in the Building or Tenant's interest in the Leased Premises, Tenant shall cause the same to be discharged of record within thirty (30) days after filing, or post a bond reasonably satisfactory to Landlord pending such discharge. If Tenant does not discharge the lien within the thirty (30) day period or post the bond, then, in addition to any other right or remedy of Landlord, Landlord may, but is not obligated to, discharge the lien by paying the amount claimed to be due or by procuring the discharge of the lien by deposit in court or bonding. Any amount paid by Landlord relating to any lien not caused by Landlord, and all reasonable legal and other expenses of Landlord, including reasonable attorneys' fees, in defending any action or in procuring the discharge of any lien, with interest thereon at the Interest Rate from date of payment by Landlord until paid by Tenant, is payable by Tenant to Landlord on demand as Rent.

Section 6.04   Maintenance and Repair by Landlord

          (a) Landlord shall maintain the Building in a clean, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Building. Landlord shall keep or cause to be kept (i) the roof, exterior walls, foundations, exterior canopies, gutters and water spouts, truck loading facilities and structural components of the Building, utility services extending to the service connections within the Leased Premises and those improvements located on the exterior of the Leased Premises, (ii) the Common Areas and (iii) all other improvements in a neat, clean and orderly condition (including repair and replacement), reasonable wear and tear excepted, and shall promptly repair any damage to such improvements.

          (b) Landlord shall pay the cost of repairs and replacements due to damage or injury to the Leased Premises or Tenant's personal property located therein resulting from the negligence or willful misconduct of Landlord, or Landlord's employees, agents or contractors. Any amounts due Tenant pursuant to this paragraph 6.04(b) shall be payable within thirty (30) days after written notice from Tenant to Landlord.

                   ARTICLE VII - INSURANCE, FIRE AND CASUALTY

Section 7.01        Tenant's Insurance

          (a) Tenant shall, at its expense, maintain at all times a policy or policies of insurance insuring Tenant against all liability for injury to or death of a person or persons and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Leased Premises or by the condition of the Leased Premises (including Tenant's contractual liability to indemnify and defend Landlord) with a combined single limit of $1,000,000 for bodily injury and property damages, or with increased limits as may be required from time to time by Landlord by giving notice to Tenant. Tenant's policies must be written by an insurance company or companies satisfactory to Landlord and licensed to do business in the State of Texas with Landlord and Landlord's manager named as additional insureds without restriction. If Tenant has an umbrella or excess policy, Tenant shall name Landlord and Landlord's manager as additional insureds without restriction on all layers of umbrella or excess policies. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least fifteen (15) days prior to cancellation of the insurance.

          (b) Tenant shall deliver copies of its insurance policies or duly executed certificates of insurance to Landlord prior to occupying any part of the Leased Premises. Tenant shall deliver satisfactory evidence of renewals of the insurance policies to Landlord at least fifteen (15) days prior to the expiration of the respective policies. If Tenant fails to comply with these insurance requirements, Landlord may obtain the insurance and Tenant shall pay to Landlord on demand as additional Rent the premium cost thereof plus interest at the Interest Rate from the date of payment by Landlord until paid by Tenant.

          (c) Tenant shall use its best efforts to insure that all contractors, subcontractors, moving companies and others performing work of any type for Tenant in the Building shall comply with the insurance requirements set out on Exhibit E attached hereto and incorporated herein by reference, as such requirements may be revised from time to time by Landlord.

Section 7.02   Landlord's Insurance

          Landlord shall, at all times during the Lease Term, maintain a policy of insurance insuring the Building against loss or damage by fire, explosion or other hazards and contingencies in amounts determined by Landlord. Tenant agrees that all personal property upon the Leased Premises shall be at the risk of Tenant only that the Landlord shall not be liable for any damage thereto or theft thereof. Tenant will not permit anything to be done which will in any way increase the rate of fire and casualty insurance on the Building or contents. If by reason of any act or conduct of business of Tenant there shall be any increase in the rate of insurance on the Building or contents created by Tenant's acts or conduct of business, such act or conduct shall constitute an event of default under this Lease and Tenant agrees to pay Landlord the amount of such increase on demand.

Section 7.03   Fire or Other Casualty

          (a) If the Leased Premises or any part thereof are damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord. If the Building is so damaged by fire or other casualty that, in Landlord's reasonable opinion and discretion, substantial alteration or reconstruction of the Building is required or desirable (whether or not the Leased Premises are damaged) or if any mortgagee under a mortgage or deed of trust covering the Building requires that the insurance proceeds payable as a result of the fire or other casualty be used to retire the mortgage debt, Landlord may, at its sole option, terminate this Lease by giving Tenant notice of termination within sixty (60) days after the date of the damage. If Landlord terminates this Lease under this Section, the Rent shall abate as of the date of the damage.

          (b) If Landlord does not elect to terminate this Lease, Landlord shall, within seventy-five (75) days after Landlord's receipt of insurance proceeds relating to the damage, commence to repair and restore the Building (except that Landlord is not responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the casualty. Landlord is not required to rebuild, repair, or replace any part of Tenant's furniture or furnishings or fixtures and equipment removable by Tenant under the provisions of this Lease. Landlord is not liable for any inconvenience or annoyance to Tenant or any Tenant's employees or injury to the business of Tenant resulting in any way from casualty damage or the repairs; provided, during the time and to the extent the Leased Premises are unfit for occupancy, Landlord shall either furnish Tenant with comparable office space at prevailing market rates or a fair diminution of Rent, the choice of which is at Landlord's sole discretion.

          (c) If the damages are caused by the negligence or willful misconduct of Tenant or Tenant's employees, Rent does not abate. Any insurance carried by Landlord or Tenant against loss or damage to the Building or to the Leased Premises is for the sole benefit of the party carrying the insurance and under its sole control.

Section 7.04   Waiver of Subrogation

          Each party waives all claims that arise or may arise in its favor against the other party, or anyone claiming through or under them, by way of subrogation or otherwise, during the Lease Term or any extension or renewal thereof, for all losses of, or damage to, any of its property (whether or not the loss or damage is caused by the fault or negligence of the other party or anyone for whom the other party is responsible), which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that the loss or damage is recovered under the insurance policies. These waivers are in addition to, and not in limitation of, any other waiver or release in this Lease with respect to any loss or damage to property of the parties. Since these mutual waivers preclude the assignment of any claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party shall immediately give each insurance company issuing to it policies of fire and extended coverage insurance written notice of the terms of these mutual waivers, and have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of these waivers.

                           ARTICLE VIII - CONDEMNATION

          (a) If all or substantially all of the Building is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or is sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date when physical possession of the portion of the Building is taken by the condemning authority. If less than all or substantially all of the Building is taken or sold, Landlord (whether or not the Leased Premises are affected) may terminate this Lease by giving notice to Tenant within sixty
               (60) days after the right of election accrues, in which event this Lease will terminate as of the date when physical possession of the portion of the Building is taken by the condemning authority.

          (b) If this Lease is not terminated upon any taking or sale of less than all or substantially all of the Building:

               (1) The Rent will be reduced by an amount representing that part of the Rent properly allocable to the portion of the Leased Premises taken or sold, if any; and

               (2) Landlord shall, at Landlord's sole expense, restore the Building to substantially its former condition to the extent reasonably deemed feasible by Landlord, but:

                    (A) Landlord's restoration obligation does not exceed the scope of the work done by Landlord in originally constructing the Building and installing Tenant finish improvements in the Leased Premises; and

                    (B) Landlord is not required to spend for the work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Building so taken.

          (c) Landlord is entitled to receive all of the compensation awarded upon a taking of any part or all of the Building, including any award for the value of the unexpired Lease Term. Tenant is not entitled to and expressly waives all claim to any compensation; provided, Tenant is entitled to make a claim against the condemning authority and to receive any award from the condemning authority for moving costs and damages to Tenant's personal property, fixtures, loss of business and business interruption.

                    ARTICLE IX - INDEMNIFICATIONS AND WAIVER

SECTION 9.01   LIMITATIONS ON LIABILITY OF LANDLORD: WAIVER

          (a) LANDLORD IS NOT LIABLE TO ANY TENANT, AND TENANT WAIVES ANY LIABILITY OF LANDLORD, FOR:

               (1) ANY INJURY OR DAMAGE TO PERSON OR PROPERTY DUE TO THE CONDITION OR DESIGN OF, OR ANY DEFECT IN, THE BUILDING THAT EXISTS NOW OR OCCURS IN THE FUTURE, EXCEPT FOR LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT;

               (2) ANY INJURY OR DAMAGE TO PERSON OR PROPERTY DUE TO THE BUILDING OR RELATED IMPROVEMENTS OR APPURTENANCES BEING OUT OF REPAIR, OR DEFECTS IN OR FAILURE OF PIPES OR WIRING, OR BACKING UP OF DRAINS, OR THE BURSTING OR LEAKING OF PIPES, FAUCETS AND PLUMBING MIXTURES, OR GAS, WATER, STEAM, ELECTRICITY, OR OIL LEAKING, ESCAPING, OR FLOWING INTO THE LEASED PREMISES, UNLESS CAUSED BY LANDLORD'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE;

               (3) ANY LOSS OR DAMAGE CAUSED BY THE ACTS OR OMISSIONS OF OTHER TENANTS IN THE BUILDING OR OF ANY OTHER PERSONS, EXCEPTING ONLY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF DULY AUTHORIZED EMPLOYEES AND AGENTS OF LANDLORD; OR

               (4) ANY LOSS OR DAMAGE TO PROPERTY OR PERSON OCCASIONED BY THEFT, FIRE, ACT OF GOD, PUBLIC ENEMY, INJUNCTION, RIOT, INSURRECTION, WAR, COURT ORDER, REQUISITION, ORDER OF GOVERNMENTAL AUTHORITY, AND ANY OTHER CAUSE BEYOND THE CONTROL OF LANDLORD.

          (b) NOTWITHSTANDING THE FOREGOING OR ANYTHING ELSE TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD TO TENANT FOR ANY DEFAULT OR INDEMNITY BY LANDLORD UNDER THIS LEASE IS LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING. NEITHER LANDLORD NOR ANY PARTNER, EMPLOYEE, AGENT, DIRECTOR, OR OFFICER OF LANDLORD HAS ANY PERSONAL LIABILITY FOR ANY AMOUNTS PAYABLE OR OBLIGATIONS PERFORMABLE BY LANDLORD UNDER THIS LEASE.

SECTION 9.02   TENANT'S INDEMNIFICATION OF LANDLORD; ASSUMPTION; EMPLOYEES'
               CLAIMS

          (a)  TENANT SHALL INDEMNIFY, DEFEND, AND HOLD LANDLORD HARMLESS FROM:

               (1) ALL FINES, SUITS, LOSSES, COSTS, LIABILITIES, CLAIMS, DEMANDS, ACTIONS, AND JUDGMENTS OF EVERY KIND AND CHARACTER BY REASON OF ANY BREACH BY TENANT UNDER THIS LEASE; AND

               (2) ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES, LOSSES, COSTS, LIABILITIES, EXPENSES, AND JUDGMENTS SUFFERED BY, RECOVERED FROM, OR ASSERTED AGAINST LANDLORD DUE TO INJURY OR DAMAGE TO PERSON OR PROPERTY TO THE EXTENT THAT THE DAMAGE OR INJURY IS CAUSED, EITHER PROXIMATELY OR REMOTELY, WHOLLY OR IN PART, BY AN ACT, OMISSION, NEGLIGENCE, OR MISCONDUCT OF TENANT OR TENANT'S EMPLOYEES, OR WHEN THE INJURY OR DAMAGE IS THE RESULT, PROXIMATE OR REMOTE, OF THE VIOLATION BY TENANT OR ANY TENANT'S EMPLOYEES OF ANY APPLICABLE LAW, OR WHEN THE INJURY OR DAMAGE IN ANY OTHER WAY ARISES OUT OF THE OCCUPANCY OR USE BY TENANT OR ANY TENANT'S EMPLOYEES OF THE LEASED PREMISES OR THE BUILDING.

          (b) TENANT IS NOT REQUIRED TO INDEMNIFY, DEFEND, OR HOLD LANDLORD HARMLESS FROM ANY CLAIM, DEMAND, FINE, SUIT, LOSS, LIABILITY, ACTION OR JUDGMENT ARISING SOLELY FROM LANDLORD'S NEGLIGENCE OR WILLFUL MISCONDUCT.

          (c) IF LANDLORD IS MADE A PARTY TO ANY LITIGATION COMMENCED BY OR AGAINST TENANT OR TENANT'S EMPLOYEES OR RELATING TO THIS LEASE OR TO THE LEASED PREMISES, THEN TENANT SHALL PAY ALL COSTS AND EXPENSES, INCLUDING ATTORNEYS FEES AND COURT COSTS, INCURRED BY OR IMPOSED UPON LANDLORD BY VIRTUE OF THE LITIGATION. THE AMOUNT OF ALL COSTS AND EXPENSES, INCLUDING ATTORNEY'S FEES AND COURT COSTS, IS A DEMAND OBLIGATION PAYABLE BY TENANT TO LANDLORD AS ADDITIONAL RENT BEARING INTEREST AT THE INTEREST RATE FROM THE DATE OF PAYMENT BY LANDLORD UNTIL PAID BY TENANT.

          (d) TENANT, ASSUMES ALL RISKS OF INJURY OR DAMAGE TO PERSON OR PROPERTY, EITHER PROXIMATE OR REMOTE, BY REASON OF THE CONDITION OR DESIGN OF, OR ANY DEFECTS IN, THE LEASED PREMISES.

          (e) EXCEPT AS OTHERWISE PROVIDED HEREIN, ALL PERSONAL PROPERTY IN THE LEASED PREMISES IS AT THE SOLE RISK OF TENANT.

          (f) THE PROVISIONS OF THIS SECTION 9.02 SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

Section 9.03   Landlord's Indemnification of Tenant

          (a)  Landlord shall indemnify, defend and hold Tenant harmless from:

               (1) all fines, suits, losses, costs, liabilities, claims, demands, actions, and judgments of every kind and character by reason of any breach by Landlord under this Lease; and

               (2) all claims, demands, actions, damages, losses, costs, liabilities, expenses, and judgments suffered by, recovered from, or asserted against Tenant due to injury or damage to person or property to the extent that the damage or injury is caused, either proximately or remotely, wholly or in part, by an act, omission, negligence, or misconduct of Landlord or Landlord's employees, or when the injury or damage is the result, proximate or remote, of the violation by Landlord or any Landlord's employees of any Applicable Law, or when the injury or damage in any other way arises out of the ownership or control Landlord may have over the leased Premises or the Building.

          (b) Landlord is not required to indemnify, defend or hold Tenant harmless from any claim, demand, fine, suit, loss, liability, action or judgment arising solely from Tenant's negligence or willful misconduct.

          (c) The provisions of this Section 9.03 survive the expiration or earlier termination of this Lease.

Section 9.04   No Implied Waiver

          The failure of Landlord to insist at any time upon the strict performance of any of the terms of this Lease or to exercise any option, right, power or remedy contained in this Lease is not a waiver of the right or remedy for the future. The waiver of any breach of this Lease or violation of the Rules and Regulations attached hereto does not prevent a subsequent act, which would have originally constituted a breach or violation, from having all the force and effect of an original breach or violation. No express waiver affects any terms other than the ones specified in the waiver and those only for the time and in the manner specifically stated. Acceptance by Landlord of any Rent after the breach of any of the terms of this Lease or violation of any Rule or Regulation is not a waiver of the breach or violation or the right to collect applicable late charges and interest, and no waiver by Landlord of any of the terms of this Lease is effective unless expressed in writing and signed by Landlord.

Section 9.05   Waiver by Tenant

          Tenant waives and surrenders for itself and all persons or entities claiming by, through, and under it, including creditors of all kinds:
          (A) any right and privilege which it or any of them has under any present or future constitution, statute, or rule of law to redeem the Leased Premises or to have a continuance of this Lease for the Lease Term after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, (B) the benefits of any present or future constitution, statute, or rule of law that exempts property from liability for debt or for distress for Rent, (C) any provision of law relating to notice or delay in levy of execution in case of eviction of a Tenant for nonpayment of Rent, and (D) any rights, privileges, and liens set out under Sections 91.004 and 93.003 of the Texas Property Code (as amended), and Tenant exempts Landlord from any liability or duty thereunder.

Section 9.06   Hazardous Materials

          (a) Tenant has no liability or responsibility with respect to Hazardous Substances, if any, which were placed or located within the Leased Premises or the Building prior to the Effective Date, but Tenant may not:

               (1) cause or permit the escape, disposal, or release in the Leased Premises or the Building of any biologically active, chemically active, or hazardous substances or materials (hereafter referred to as "Hazardous Substances"); or

               (2) bring or permit or allow any Tenant's employee to bring, any Hazardous Substances into the Leased Premises or the Building.

               The term Hazardous Substances includes, but is not limited to, those described in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C.
               Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., the Texas Water Code, the Texas Solid Waste Disposal Act, and other applicable state or local environmental laws and the regulations adopted under those acts.

          (b) If any lender or governmental agency requires testing to ascertain whether or not a release of Hazardous Substances has occurred in or on the Leased Premises or the Building based on probable cause that a release occurred and was caused by any Tenant or Tenant's employees, then Tenant shall reimburse the reasonable costs of the testing to Landlord as Rent within thirty
               (30) days from the date of written notice from Landlord.

          (c) Tenant shall execute affidavits, representations, and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Substances in the Leased Premises and the Building.

          (d) Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Substances in or on the Leased Premises or the Building caused or permitted by any Tenant or Tenant's employees.

          (e) Landlord may not cause or permit the escape, disposal, or release in the Building of any Hazardous Substances or bring, or knowingly permit any tenant to bring, any Hazardous Substances into the Building.

          (f) The provisions of this Section 9.06 survive the expiration or earlier termination of this Lease.

                      ARTICLE X - ASSIGNMENT AND SUBLETTING

10.01  Assignment or Subletting Without Consent.

          (a) Tenant may, subject to the below conditions, sublet or assign all or a portion of the Leased Premises so long as Tenant first offers back the Leased Premises to Landlord (in accordance with subparagraph d below).

          (b) In the event Landlord elects not to terminate the Lease as to the portion of the Leased Premises Tenant desires to sublease or assign, the same shall be allowed if: (i) Tenant reconfirms in writing it is still liable in all respects under the Lease; (ii) Landlord reasonably approves the written sublease or assignment document; and (iii) such proposed subtenant or assignee does not violate (1) any exclusive rights to operate certain types of business in the building, and (2) the use of such proposed subtenant or assignee does not violate any material provision of the Lease, including, but not limited to, rules and regulations.

          (c) In the event the Minimum Rent paid by any assignee or subtenant exceeds the Minimum Rent due from Tenant, Landlord shall be entitled to receive one-half (1/2) of such excess less one-half reasonable costs (including tenant build-out and brokerage commission) in addition to the Minimum Rent.

          (d) Upon receipt of written notice from Tenant of its intent to sublet or assign Landlord may exercise an option to terminate the lease as to that portion of the Leased Premised Tenant desires to sublet or assign. In the event Landlord elects to exercise this right to terminate the Lease, Tenant shall surrender possession of the Lease Premises to Landlord on the later of (i) the proposed date of possession by the assignee or subtenant or (ii) ninety (90) days after the date of Landlord's notice of termination to Tenant.

          (e) Landlord may not elect to exercise its option to terminate granted herein if the proposed subtenant or assignee is an affiliate or subsidiary of Tenant and the same shall be allowed hereunder.

                              ARTICLE XI - DEFAULT

Section 11.01 Default

          (a)  Each of the following shall constitute an "Event of Default" by
               Tenant:

               (1) The Tenant abandons all or any part of the Leased Premises and fails to pay one or more installments of Minimum Rent or Additional Rent due hereunder; or, if Tenant is a corporation or partnership, Tenant dissolves or liquidates; or

               (2) The filing of a petition to declare Tenant bankrupt or to delay, reduce or modify Tenant's debts or obligations, or for the appointment of a receiver or trustee of Tenant or its property or for the winding up or liquidation of its affairs; or if Tenant makes an assignment of the benefits of Tenant's creditors or admits in writing Tenant's inability to pay the debts due; or, if Tenant dissolves or liquidates; and in either case does not pay any Rent due hereunder; or,

               (3) The failure of Tenant to pay when due any subsequent installment of Minimum Rent, or Additional Rent, or any other money payments due hereunder, or any part thereof, and such failure shall continue for a period of ten (10) days after Landlord has delivered to Tenant written notice of such failure provided, however, if Tenant fails to pay installments of Rent, Additional Rent, or any other money payments due hereunder on a timely basis: (i) on two or more occasions during any calendar year; or (ii) in two or more consecutive calendar months, then Landlord will thereafter have no obligation to deliver any notice of default to Tenant under the terms hereof and an "Event of Default" will be deemed to have occurred immediately upon the failure of Tenant to pay when due any installment of Rent, Additional Rent, or any other money payments due hereunder, without any grace period and without necessity of Landlord delivering any notice of default to Tenant); or

               (4) The failure of Tenant to fulfill or perform in whole or in part, any material agreement or provision of this Lease which is an obligation upon Tenant, other than the payment of Rent, Additional Rent or any other money amounts due hereunder, and such failure or nonperformance shall continue for a period of thirty (30) days after written notice thereof has been given by Landlord to Tenant; or

          (b) Upon the occurrence of any Event of Default, Landlord shall have the option to do any one or more of the following without any notice or demand, in addition to and in limitation of any other remedy permitted by law or by this lease:

          (1) Landlord may terminate this Lease and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of: (i) the cost of recovering the Leased Premises (including attorneys' fees and costs of suit); (ii) the unpaid Rent earned at the time of termination, plus interest thereon at Interest Rate; (iii) the entire amount of the total Rent payable during the remainder of the Lease Term; and (iv) any other sum of money and damages owed by Tenant to Landlord.

          (2) Landlord may terminate Tenant's right of possession (but not this Lease) and may repossess the Leased Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord may (but shall be under no obligation to do so) relet the Leased Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord, in Landlord's sole and absolute discretion. For the purpose of such reletting, Landlord is authorized to make any repairs, changes, alterations, or additions in or to Leased Premises which Landlord may consider to be necessary, in Landlord's reasonable judgment. If Landlord shall fail or refuse to relet the Leased Premises, then Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent and all other sums due hereunder, plus the cost of recovering possession of the Leased Premises, plus interest on all of the foregoing at the Interest Rate. If the Leased Premises are relet and a sufficient sum is not realized from such reletting (after paying the reasonable cost of recovering possession of the Leased Premises, plus all of the costs and expenses of repairs, changes, alterations, and additions to the Leased Premises, plus all expenses of reletting the Leased Premises, plus interest on all of the forgoing at the Interest Rate) to satisfy the Rent provided for in this Lease to be paid, plus all other sums owed by Tenant to Landlord, plus interest on all of the foregoing at the Interest Rate, then Tenant shall satisfy and pay any such deficiency to Landlord upon demand therefor from time to time, and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph from time to time, and that no delivery or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

          (3) Landlord may make such payments and/or take such actions (including, without limitation, entering upon or within the Leased Premises, by force if necessary) and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant covenants and agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, together with interest thereon at the Interest Rate from the date paid by Landlord.

          (4) At any time after an Event of Default by Tenant has occurred hereunder, Landlord shall have the right to change or modify door locks on entry doors to the Leased Premises, and such right to modify or change locks shall continue so long as Tenant is in default hereunder. Landlord shall not be obligated to furnish Tenant with a new key or to allow Tenant to enter the Leased Premises, until and unless Tenant has cured any default hereunder. Landlord may take such action as is required to cure any breach or default by Tenant hereunder and bill Tenant for any expenses incurred by Landlord in curing such breach, and Tenant shall be obligated to pay such bill immediately upon its receipt by Tenant.

          (5) Landlord shall have the right to cause a receiver to be appointed in any action against Tenant to take possession of the Leased Premises and/or to collect the rents or profits derived therefrom. The appointment of such receiver shall not constitute an election on the part of Landlord to terminate this Lease unless notice of such intention is given to Tenant.

          (6) After terminating this Lease or Tenant's right to possession of the Leased Premises, Landlord may, without notice to Tenant or any other party, remove any and all personal property located in the Leased Premises and either dispose of or store such personal property at Tenant's expense.

          (7) In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation, of any of the provisions of this Lease, or to a decree compelling performance of any other provisions of this lease, or to any other remedy allowed at law or in equity.

     Notwithstanding any other remedy or provision set forth in this Lease: (i) if Landlord has made rent concessions of any type or character, or waived any rent, and Tenant defaults at any time during the term of this Lease, the rent concessions, including any waived rent, shall be canceled and the amount of the rent concessions shall be due and payable immediately as if no rent concessions or waiver of any rent had ever been granted; (ii) this Lease may be terminated by Landlord only by written notice of such termination to Tenant given in accordance with the notice provisions of this Lease, and no other act or omission of Landlord shall be construed as a termination of this Lease; (iii) all rights and remedies of Landlord herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other; (iv) Tenant agrees that acceptance of full or partial payments by Landlord after notice of termination or forfeiture will not constitute a waiver of the default, termination, or forfeiture unless Landlord agrees to a waiver in writing, nor affect any legal proceedings taken or to be taken by Landlord except to reduce Tenant's obligation to Landlord by the amount of such payment; and (v) waiver by Landlord of any defaults or breaches by Tenant of any provisions of this Lease shall not bar Landlord thereafter from requiring prompt performance by Tenant of the obligations of this Lease, nor shall Landlord be barred thereafter from immediate exercise of any of Landlord's rights or remedies in case of continuing or subsequent default or violation by Tenant.

Section 11.02     Landlord's Lien

     (a) Tenant hereby grants to Landlord a security interest to secure payment of all rent and other sums of money coming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement, or condition contained herein, upon all equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated on the Leased Premises, and all proceeds therefrom. Such property shall not be removed from the Leased Premises at any time without the consent of the Landlord until all arrearages in rent as well as any other sums of money then due to Landlord hereunder shall first have been paid and discharged, and all the covenants, agreements, and conditions hereof have been fulfilled and performed by Tenant. In addition to any other remedies provided herein, in the event of default, Landlord may enter the Leased Premises and take possession of any and all equipment, fixtures, furniture, improvements and other personal property of Tenant situated upon the Leased Premises without liability for trespass or conversion. Landlord may sell the same at a public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice as to the time and place of the sale. At such sale, Landlord or its assigns may purchase the Property unless such purchase is otherwise prohibited by law. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is given to Tenant at the address hereafter prescribed at least fifteen (15) days prior to the time of the sale. The proceeds of any such disposition, less all expenses connected with the taking of possession and sale of the property, including a reasonable attorney's fee, shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Tenant and Tenant shall pay any deficiencies upon demand. Upon request by Landlord, Tenant will execute and deliver to Landlord a financing statement in a form sufficient to perfect the security interest of the Landlord in the aforementioned property and the proceeds thereof under the provision of the uniform commercial code in force in the State of Texas. The statutory lien for rent is not waived; the security interest herein granted is in addition and supplementary thereto.

     (b) Landlord agrees to reasonably subordinate its Landlord's lien to any lender or similar entity which provides purchase money financing or a financing lease facility for furnishings and equipment located in the Leased Premises.

Section 11.03   Mitigation of Damages

     (a) Both Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease.

     (b) Landlord and Tenant agree to the following criteria in connection with Landlord's obligation to mitigate damages after a default by Tenant under this Lease:

          (1) Landlord will have no obligation to solicit or entertain negotiations with any other prospective tenants of the Leased Premises until and unless Landlord obtains full and complete possession of the Leased Premises, including without limitation, the final and unappealable legal right to relet the Leased Premises free of any claim of Tenant.

          (2) Landlord will not be obligated to offer the Leased Premises to a prospective tenant when other premises suitable for that prospective tenant's use are (or soon will be) available in the Building or in any other building which is located in the vicinity of the Building and which is owned by Landlord or by any affiliate of Landlord. For all purposes under this Lease, affiliates of Landlord shall mean and include: (i) any person or entity owning or holding (directly or indirectly) any interest in Landlord; and (ii) any entity in which Landlord or any person or entity owning or holding any interest (directly or indirectly) in Landlord, owns or holds any interest (directly or indirectly).

          (3) Landlord will not have any obligation to lease the Leased Premises for any rental less than the current rate then prevailing for similar space in the Building (or if no similar space is available in the Building, the current fair market rental then prevailing for similar space in comparable buildings in the same market area as the Building) nor shall Landlord be obligated to enter into a new lease under any terms or conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building.

          (4) Landlord will not be obligated to enter into any lease with any prospective tenant whose presence or operations in the Building would: (i) disrupt the tenant mix or balance of the Building;
               (ii) violate any restriction, covenant or requirement contained in the lease of another tenant in the Building; (iii) adversely affect the reputation of the Building; or (iv) be incompatible with the operation of the Building as a first class office building.



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

          (5) Landlord will not be obligated to enter into a lease with any prospective tenant which does not have, in Landlord's sole judgment and opinion, sufficient financial resources and operating experience to operate the Leased Premises in a first class manner and meet its financial obligations.

          (6) Landlord will not be required to expend any amount of money to alter, remodel or otherwise make the Leased Premises suitable for use by any prospective tenant.

          (7) Landlord will have no obligation to advertise or expend any sums of money to market the Leased Premises.

          If Landlord makes the Leased Premises available for reletting under the criteria set forth hereinabove, Landlord will be deemed to have fully satisfied Landlord's obligation to mitigate damages under this Lease and under any law or judicial ruling in effect on the date of this Lease or at the time of Tenant's default, and Tenant hereby waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of set-off or recoupment respecting the mitigation of damages by Landlord (or alleged failure by Landlord to adequately mitigate its damages), unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Section 11.03.

     (c) Tenant's right to seek mitigation as a result of a default by Landlord under this Section 11.03 shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant's property or business, or to any of Tenant's officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

                     ARTICLE XII - MISCELLANEOUS PROVISIONS

Section 12.01   Rights Reserved by Landlord

          Landlord reserves the following rights, which may be exercised by Landlord at any time and from time to time with notice and without liability to Tenant or Tenant's employees for damage or injury to property, persons, or business. The rights reserved by Landlord hereunder are as follows:

          (a)  To change the Building's name.

          (b) To install, affix, and maintain any signs on the exterior and interior of the Building.


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

          (c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and similar equipment, and to control all internal lighting that is visible from the exterior of the Building.

          (d) To designate, restrict, and control all sources within the Building where Tenant may obtain ice, drinking water, towels, toilet supplies, catering, food and beverages, and like or other services on the Leased Premises and, in general, the exclusive right to designate, limit, restrict and control any business and any service in or to the Building and its tenants.

          (e) To enter upon the Leased Premises at reasonable hours to clean and with reasonable notice (except in the case of an emergency) to inspect, or make repairs or alterations to the Leased Premises (but without any obligation to do so, except as expressly specified in this Lease), to make repairs or alterations to any part of the Building or the Building systems (including adjacent premises), to show the Leased Premises to prospective lenders, purchasers, and, during the last six (6) months of the Lease Term, to show the Leased Premises to prospective tenants at reasonable hours and, if the Leased Premises are vacant, to prepare them for re-occupancy.

          (f) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Leased Premises. No locks may be changed or added without the prior written consent of Landlord.

          (g) To decorate and make repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building and for those purposes to enter upon the Leased Premises and, during the continuance of the work, temporarily close doors, entryways, public space, and corridors in the Building, to interrupt or temporarily suspend Building services and facilities, and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, all without abatement or set-off of Rent or affecting any of Tenant's obligations under this Lease, so long as the Leased Premises are reasonably accessible and useable. Landlord will use its best efforts to conduct such activities in the Leased Premises during non-business hours.

          (h) To have and retain a paramount title to the Leased Premises and the Building free and clear of any act of Tenant purporting to burden or encumber the Leased Premises or the Building.

          (i) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided the exclusive right does not operate to exclude Tenant from the uses expressly permitted in this Lease.

          (j) To approve the weight, size, and location of safes, heavy equipment, file cabinets, book shelves, and other heavy items in and about the Leased Premises and the



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

               Building and to reasonably require all those items and all furniture to be moved into and out of the Building and the Leased Premises only at times and in a manner specified by Landlord. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.

          (k) To have access for Landlord and other tenants in the Building to any mail chutes or other depositories located on the Leased Premises according to the rules of the United States Postal Service.

          (l) To take reasonable measures as Landlord deems advisable for the security of the Building and its occupants including, without limitations the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after Building Standard Hours, subject to Tenant's right to admittance when the Building is closed after Building Standard Hours under reasonable regulations Landlord may prescribe from time to time.

          (m) To transfer, assign or convey, in whole or in part, the Building and Landlord's rights under this Lease. If Landlord transfers, assigns, or conveys its rights under this Lease, Landlord is released from any obligations which arise under this Lease after the date of such transfer, conveyance or assignment and Tenant shall look solely to the successor in interest of Landlord for performance of the obligations of "Landlord" thereafter under this Lease.

          (n)  Landlord agrees no action shall be taken pursuant to this Section
               12.01 which will (i) detract from any signage of Tenant or (ii) materially limits the access or usage of Tenant and Tenant's employees or agents to the Building.

Section 12.02     Taxes on Tenant's Property

          Tenant shall pay, and indemnify, defend, and hold Landlord harmless against, all taxes levied or assessed against personal property, furniture, fixtures, or other improvements placed by or for Tenant in the Leased Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord is required to pay the taxes or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture, fixtures, or other improvements placed by or for Tenant in the Leased Premises and Landlord elects to pay the increased taxes, Tenant shall pay to Landlord on demand as additional Rent that part of the taxes for which Tenant is liable under this Section.


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

Section 12.03     Attorneys' Fees and Legal Expenses

          If either party files litigation concerning the interpretation or enforcement of this Lease, the prevailing party is entitled to recover from the losing party the prevailing party's reasonable attorneys' fees, court costs, and expenses, both at the trial level and at the appellate level.




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

Section 12.04     Subordination

          (a) This Lease and all rights of Tenant under this Lease are subject and subordinate to:

               (1) any mortgage or deed of trust secured by a lien against the Building;

               (2) all increases, renewals, modifications, consolidations, replacements, and extensions of any mortgage or deed of trust; and

               (3) all leases, restrictions, easements, and encumbrances recorded in the Real Property Records of Travis County, Texas, to the extent they validly affect the Building.

               Tenant shall, upon demand at any time or times, execute, acknowledge, and deliver to Landlord, or to Landlord's mortgagee, any instruments that may be requested by Landlord or any mortgagee of Landlord's to more effectively effect or evidence this subordination to any mortgage or deed of trust.

          (b) If any mortgage or deed of trust against the Building is foreclosed, Tenant shall, upon request by the purchaser at the foreclosure sale:

               (1) attorn to the purchaser and recognize the purchaser as "Landlord" under this Lease; and

               (2) execute, acknowledge, and deliver to the purchaser a statement in appropriate form acknowledging the attornment.

          (c) Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, that may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant under this Lease if any foreclosure sale occurs. This Lease is not affected in any way whatsoever by any foreclosure sale unless the holder(s) of the indebtedness or other obligations secured by the mortgages or deeds of trust declare otherwise.

          (d) As a condition to Tenant's agreement to these provisions, Landlord shall provide within ten (10) days of the Effective Date, a non-disturbance agreement, the form of which is attached hereto as Exhibit I from Landlord's mortgagees.

Section 12.05     Estoppel Certificates

          Tenant shall, from time to time within ten (10) days after receipt of a request for same, execute, acknowledge, and deliver to Landlord an Estoppel Certificate in substantially the form attached as Exhibit F.


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

Section 12.06     Financial Statements

          Tenant will, from time to time, within twenty (20) days after receipt of a request for same, furnish to Landlord copies of its most current financial statements as filed with the United States Securities and Exchange Commission. Landlord will be authorized to deliver such financial statements to any existing or proposed partner, investor, lender or purchaser, or any agent or employee of any such parties.

Section 12.07     Notices

          All notices, requests, approvals, and other communications required or permitted to be delivered under this Lease must be in writing and are effective:

          (a) on the same business day sent, if sent by telecopier prior to 5:00 P.M., Austin, Texas time and the sending telecopier generates a written confirmation of sending;

          (b) the next business day after delivery on a business day to a nationally-recognized-overnight-courier service for prepaid overnight delivery;

          (c) if orderly delivery of the mail is not then disrupted or threatened, in which event some method of delivery other than the mail must be used, 3 days after being deposited in the United States mail, certified, return receipt requested, postage prepaid; or

          (d) upon receipt if delivered personally or by any method other than by telecopier (with written confirmation), nationally-recognized-overnight-courier service, or mail;

          in each instance addressed to Landlord or Tenant, as the case may be, at the address or the addresses (if more than one) specified for such party in the Basic Lease Provisions, or to any other address or addresses either party may designate by 10 days' prior notice to the other party.

Section 12.08     Business Purpose

          Tenant represents that this Lease is executed by Tenant, and all obligations of Tenant arising out of this Lease are, primarily for business or commercial purposes and not for personal, family, or household purposes.

Section 12.09     Severability

          Each of the terms of this Lease is, and must be construed to be, separate and independent. If any of the terms of this Lease or its application to any person or circumstances is to any extent invalid and unenforceable, the remainder of this Lease, or the application of that term to persons or circumstances other than those as to which it is invalid or unenforceable, are not affected thereby.


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


Section 12.10     No Merger

          The fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in the leasehold estate as well as the fee estate in the Leased Premises or any interest in the fee estate does not cause a merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Premises.

Section 12.11     Force Majeure

          When this Lease prescribes a period of time for action to be taken by Landlord or Tenant, other than the payment of Rent hereunder, Landlord and Tenant are not liable or responsible for, and there is excluded from the computation for the period of time, any delays due to strikes, acts of God, shortages of labor or materials, war, governmental laws, regulations, restrictions, or any other cause of any kind that is beyond the control of Landlord or Tenant.

Section 12.12     Gender

          Words of any gender used in this Lease include any other gender and words in the singular number include the plural, unless the context otherwise requires.

Section 12.13     Joint and Several Liability

          If there is more than one Tenant, the obligations imposed upon Tenant under this Lease are joint and several. If Tenant is a general or limited partnership, each general partner of Tenant is jointly and severally liable for the obligations imposed upon Tenant under this Lease.

Section 12.14     No Representations

          Landlord or Landlord's agents made no representations or promises with respect to the Leased Premises or the Building except as expressly set forth in this Lease. No rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.



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

Section 12.15     Entire Agreement; Amendments

          This Lease is the entire agreement between the parties and supersedes all negotiations, considerations, representations, and understandings between Landlord and Tenant prior to the date hereof. No act or omission of any employee or agent of Landlord or of Landlord's Broker may alter, change, or modify any of the terms of this Lease. No amendment or modification of this Lease is binding unless expressed in a written instrument executed for that purpose by Landlord and Tenant.

Section 12.16     Section Headings

          The section headings in this Lease are for convenience only and in no way enlarge or limit the scope or meaning of the paragraphs in this Lease.

Section 12.17     Binding Effect

          All terms of this Lease are binding upon the respective heirs, personal representatives, successors, and, to the extent assignment is permitted, assigns of Landlord and Tenant.

Section 12.18     Counterparts

          This Lease may be executed in two or more counterparts, each of which is deemed an original and all of which together constitute one and the same instrument.

Section 12.19     Rental Tax

          Tenant shall pay as Rent all licenses, charges, and other fees of every kind and nature as and when they become due arising out of or in connection with Tenant's use and occupancy of the Leased Premises and the Building (including the adjacent parking garage), including but not limited to license fees, business license taxes, and privilege, sales, excise, or other taxes (other than income) imposed upon Rent or upon services provided by Landlord or upon Landlord in an amount measured by Rent received by Landlord.



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

Section 12.20     No Personal Liability of Landlord

          If Landlord shall fail to perform any covenant, term or condition of this Lease and, as a consequence, if Tenant shall recover a money judgment against Landlord, except in the case of a recovery for fraud, such judgment shall be satisfied only out of the proceeds received at a judicial sale upon execution and levy against the right, title and interest of Landlord in the Building and in the rents or other income from the Building receivable by Landlord, and neither Landlord nor Landlord's affiliate companies nor their respective owners, partners, venturers, shareholders, directors or officers shall have any personal, corporate or other liability hereunder. Tenant covenants and agrees not to bring suit against: (i) the owners, partners, venturers, shareholders, directors or officers of Landlord and/or affiliate of Landlord; or (ii) any affiliate of Landlord.

Section 12.21     Authority to Sign Lease

          If Tenant is a corporation or a partnership (general or limited), each person(s) signing this Lease as an officer or partner of Tenant represents to Landlord that such person(s) is authorized to execute this Lease without the necessity of obtaining any other signature of any other officer or partner, that the execution of this Lease has been authorized by the board of directors of the corporation or by the partners of the partnership, as the case may be, and that this Lease is fully binding on Tenant. Landlord reserves the right to request evidence of the approval of this Lease and authorization of Tenant's signatories to bind Tenant, which evidence shall be satisfactory in form and content to Landlord and its counsel.

Section 12.22     Execution and Approval of Lease

          Employees and agents of Landlord and of Landlord's Broker have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this Lease for examination and negotiation is not an offer to lease, agreement to reserve, or option to lease the Leased Premises. This Lease is effective and binding on Landlord only upon the execution and delivery of this Lease by Landlord and Tenant.

                      ARTICLE XIII - ADDITIONAL AGREEMENTS

          All additional agreements between Landlord and Tenant, if any, with respect to this Lease and the Leased Premises are set out on Exhibit G attached hereto and incorporated herein by reference.




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

                     ARTICLE XIV - EXHIBITS AND ATTACHMENTS

          The following exhibits are attached to and made a part of this Lease:
          Exhibit A [Land], Exhibit B [Leased Premises], Exhibit B-1 [Reserved Parking], Exhibit C [Building Core and Shell], Exhibit D [Building Rules and Regulations], Exhibit E [Insurance Requirements], Exhibit F [Estoppel Certificate], Exhibit G [Additional Agreements], Exhibit H [Option to Extend Lease Term] and Exhibit I [Subordination, Attornment and Non-Disturbance Agreement]. The Tenant Work Letter is also attached.

          This Lease is executed in multiple originals as of the Effective Date.

                                     LANDLORD:

                                     DESTA TWO PARTNERSHIP, LTD.,
                                     a Texas limited partnership

                                     By: DESTA TWO MANAGEMENT CORP., a Texas
                                         corporation, its general partner


                                     By:
                                         L. Paul Latham, President



                                     TENANT:

                                     WESTECH CAPITAL CORP., a New York
                                     corporation


                                     By:   /s/ JAY W. VAN ERT
                                           ------------------------------------
                                     Name: Jay W. Van Ert
                                           ------------------------------------

                                     Title: President
                                            -----------------------------------


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